Exhibit 10.9

Exhibit “D”

PATENT MORTGAGE AND SECURITY AGREEMENT

THIS PATENT MORTGAGE AND SECURITY AGREEMENT ("Security Agreement") is made as of April 3, 2008, by and between Calypso Wireless, Inc., a Delaware corporation ("Debtor"), and Drago Daic, an individual residing in Houston, Texas (“Daic”), and Jimmy Williamson, P.C., a Texas professional corporation (“Williamson PC” and collectively with Daic, "Secured Party").

WHEREAS,

A.           Debtor and Daic are parties to that certain Settlement Agreement dated April 2, 2008;

B.           Pursuant to the Settlement Agreement, Debtor has executed that certain Promissory Note, dated April 2, 2008, made payable to Secured Party in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($900,000.00) (the “Promissory Note A-1”); and

C.           Pursuant to the Settlement Agreement, Debtor has executed that certain Promissory Note, dated April 2, 2008, made payable to Secured Party in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($350,000.00) (the “Promissory Note A-2”); and

D.           Pursuant to the Settlement Agreement, Debtor has executed that certain Promissory Note, dated April 2, 2008, made payable to Secured Party in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the “Promissory Note A-3” and  together with Promissory Note A-1 and Promissory Note A-2, the “Promissory Notes”); and

E.           Pursuant to the Settlement Agreement, Debtor and Daic have executed that certain Assignment Agreement With Respect to Undivided Interest in Patent, dated April 2, 2008 (the “Assignment Agreement”), pursuant to which Debtor has assigned to Secured Party an undivided interest in the ASNAP Patent and the Baxter Patents (as defined below); and

D.           To secure Debtor’s obligations under the Settlement Agreement, including without limitation its obligations under the Promissory Notes and Assignment Agreement, Debtor has agreed to grant a security interest in certain patent rights owned by Debtor commonly known as “ASNAP” and “Baxter”, including, but not limited to the ASNAP Patent and Baxter Patents (collectively the “Patent”) which are more fully described herein below in paragraphs (i) and (ii) and shall mean as follows:

(i)
“ASNAP Patents” shall mean: (1) United States Patent No. US 6,680,923 B1, U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCT/US01/07528 (2) all patents and applications throughout the world that claim priority to, directly or indirectly, or from which the foregoing claim priority, directly or indirectly; (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

(ii)
The “Baxter Patents” shall mean: (1) United States Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439; (2) all patents and applications throughout the world that claim priority to (directly or indirectly) the foregoing, or from which the foregoing claim priority (directly or indirectly); (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of the any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

NOW, THEREFORE, the parties hereto agree as follows:

1.           COLLATERAL ASSIGNMENT, PATENT MORTGAGE AND GRANT OF SECURITY INTEREST.  As collateral security for the prompt and complete payment and performance of all of Debtor's present or future indebtedness, obligations and liabilities to Secured Party, including, without limitation, its obligations under the Settlement Agreement, Promissory Notes and Assignment Agreement (collectively, the “Indebtedness”), Debtor hereby grants a security interest, lien upon and mortgage to Secured Party, as collateral security, in and to Debtor's entire right, title and interest in, to and under the following (the “Collateral”):

(a)	the ASNAP Patent and the Baxter Patents;

(b)
Any and all income, royalties, damages, claims, and payments now and hereafter due and payable on account of the ASNAP Patent and the Baxter Patents, including, without limitation, all claims for damages and payments by way of past, present and future infringement, misappropriation, or dilution of any of the rights arising from the ASNAP Patent and the Baxter Patents; and

(c)	All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.           COVENANTS AND WARRANTIES.  Debtor represents, warrants to, and covenants and agrees with Secured Party, as follows:

(a)           Except as set forth in the Assignment Agreement or in this Security Agreement, Debtor is and will continue to be the sole and exclusive owner of the entire legal and beneficial right, title and interest in and to the ASNAP Patent and the Baxter Patents, free and clear of any lien, charge, security interest or other encumbrance, except for the security interest and assignment created by this Security Agreement and the Assignment Agreement.  Debtor will defend its right, title and interests in and to the ASNAP Patent, the Baxter Patents and the Collateral against claims of any third parties;

 (b)          Performance of this Security Agreement does not conflict with or result in a breach of any agreement to which Debtor is a party or by which Debtor is bound;

(c)           Debtor shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as are necessary and appropriate to properly maintain, protect, preserve, care for and enforce the ASNAP Patent, the Baxter Patents and the Collateral.  However, Debtor shall not be required to incur costs or take other actions when, in the exercise of its reasonable business judgment, such costs or other actions would not be advisable.  Without limiting the generality of the foregoing, Debtor shall pay when due such fees, taxes and other expenses which shall be incurred, which shall accrue, and/or which shall come due with respect to any of the  Collateral, including but not limited to all prosecution, maintenance, and annuity fees related to the ASNAP Patent or the Baxter Patents.  Debtor shall not abandon or dedicate to the public any of the ASNAP Patent or Baxter Patents or related patent rights, nor do any act nor omit to do any act if such act or omission is of a character that tends to cause or contribute to the abandonment or dedication to the public of the ASNAP Patent  or Baxter Patents or related patent right or loss of or adverse effect on any rights in the ASNAP Patent or Baxter Patents or related patent right;

(d)           Debtor shall in the future use statutory and other appropriate symbols, notices or legends of the ASNAP Patent or Baxter Patents pending or issued consistent with notice practice;

(e)           Debtor shall do all things which are necessary and appropriate to insure that each licensee of any portion of the ASNAP Patent or Baxter Patents, in its use of any or all of the  Collateral in its business, shall:  (a) comply fully with all applicable license agreements; and (b) satisfy and perform all the same obligations set forth herein (with respect to Debtor’s use of the  Collateral) as fully as though such obligations were set forth with respect to such licensee’s use of the licensed Collateral;

(f)           To the knowledge of Debtor, there is at present no infringement or unauthorized or improper use of the ASNAP Patent or Baxter Patents or the patent rights related thereto.  In the event any such infringement or unauthorized or improper use by any third party has been made and/or reasonably established by Debtor, Debtor shall promptly notify Secured Party and Debtor shall take action against such infringement or unauthorized or improper use.  However, Debtor shall not be required to incur costs or take other actions when, in the exercise of its reasonable business judgment, such costs or other actions would not be advisable;

(g)           Debtor hereby authorizes Secured Party to cause this Security Agreement to be recorded with the United States Patent and Trademark Office and appropriate state agencies;

(h)           During the term of this Security Agreement, Debtor will not sell, transfer, assign or otherwise encumber any interest in the Collateral, except (i) licenses or other assignments granted by Debtor in the ordinary and normal course of its business or as set forth in this Security Agreement or that do not, in the aggregate, impair the Collateral and, provided, further, that any such licenses or other assignments are made in a manner permitted by the Assignment Agreement, and (ii) subject to Debtor's execution of appropriate documents, in form acceptable to Secured Party, to perfect or continue the perfection of Secured Party’s interest in the Collateral as well as any other interest held by Secured Party, transfers to Affiliates (as defined in the Assignment Agreement) of Debtor; and

(i)           Debtor shall not enter into any agreement that would materially impair or conflict with Debtor's obligations hereunder without Secured Party’s prior written consent. For purposes of this subsection, Debtor's entering into license or assignment agreements in the ordinary course of business shall not be deemed to materially impair or conflict with Debtor's obligations hereunder, provided the foregoing is entered into in a manner permitted by the Assignment Agreement.

3.           SECURED PARTY'S RIGHTS.  Secured Party shall have the right, but not the obligation, to take, at Debtor's sole expense, any actions that Debtor is required under this Security Agreement to take but which Debtor fails to take, after fifteen (15) days' notice to Debtor. Debtor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this provision.

4.           INSPECTION RIGHTS.  Debtor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable and no less than three business days advance written notice to Debtor, any of Debtor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) utilizing, in whole or in part, any of the ASNAP Collateral or Baxter Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Debtor and as often as may be reasonably requested.

5.           FURTHER ASSURANCES; ATTORNEY IN FACT.

(a)           On a continuing basis for the purpose of perfecting and maintaining the perfection of Secured Party's security interest in the Collateral, Debtor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements, and take all such action as may reasonably be necessary or advisable, or as reasonably requested by Secured Party, which Secured Party reasonably identifies as material to the operation of Debtor's business on an on-going basis or the value of the Collateral, and otherwise to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in the Collateral.

(b)           Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, including (i) to file, in its reasonable discretion, one or more financing or continuation statements and amendments thereto, relative to the Collateral without the signature of Debtor where permitted by law and (ii) to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the UCC provided that Secured Party agrees that it shall not exercise its powers as attorney-in-fact under this Section except upon the occurrence and during the continuation of an Event of Default (as hereinafter defined).

6.           EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an "Event of Default" under this Security Agreement:

(a)           Debtor breaches any warranty or agreement made by Debtor in this Security Agreement or breaches any other provision of this Security Agreement and, as to any breach that is capable of immediate cure, Debtor fails to cure such breach within thirty (20) days after written notice of such breach is given to Debtor (it being understood and agreed that no such notice and opportunity to cure shall be provided with respect to any breach that is not capable of immediate cure);

(b)           Debtor fails to pay the Promissory Note when same (or any portion thereof) becomes due and owing; and

(c)           Debtor fails to make any payments due under the terms of the Assignment Agreement or any other agreement (other than the Promissory Note) executed pursuant to the terms of the Settlement Agreement and fails to cure such monetary default within ten (10) days from the date of written notice of same, or if Debtor breaches any non-monetary provision of the Assignment Agreement or any other agreement executed pursuant to the terms of the Settlement Agreement and fails to (i) cure such monetary default within twenty (20) days from the date of the written notice of same or (ii) if such non-monetary default is not of the nature than can reasonably be cured within twenty (20) days and promptly commences to cure the default within twenty (20) days and promptly completes such cure thereafter.

7.           REMEDIES.  Upon the occurrence and during the continuance of an Event of Default:

(a)           Secured Party shall have the right to exercise all the remedies of a secured party under the UCC, including, without limitation, the right to require Debtor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license or other right, solely pursuant to the provisions of this Section, to use, without charge, the Collateral, to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies pursuant to this Section, including, without limitation, the completion of production, advertising for sale and the sale of the Collateral and, in connection with Secured Party's exercise of its rights hereunder, Debtor's rights under all licenses and all franchise agreements which constitute  Collateral shall inure to the benefit of Secured Party.  Debtor will pay any expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party’s rights hereunder, including, without limitation, any expense incurred in disposing of the Collateral.  All of Secured Party’s rights and remedies with respect to the Collateral shall be cumulative.

(b)           Secured Party may notify any obligors with respect to the Collateral of Secured Party’s security interest and that such obligors are to make payments directly to Secured Party.  Secured Party may send this notice in Debtor’s name or in Secured Party’s name, and, at Secured Party’s request, Debtor will join in Secured Party’s notice, provide written confirmation of Secured Party’s security interest and request that payment be sent to Secured Party.  Secured Party may enforce this obligation by specific performance.  Secured Party may collect all amounts due from such obligors.  Upon and after notification by Secured Party to Debtor, Debtor shall hold any proceeds and collections of any of the Collateral in trust for Secured Party and shall not commingle such proceeds or collections with any other of Debtor’s funds, and Debtor shall deliver all such proceeds to Secured Party immediately upon Debtor’s receipt thereof in the identical form received and duly endorsed or assigned to Secured Party.

(c)           Secured Party will give to Debtor reasonable notice of the time and place of any public sale of Collateral, or part thereof, or of the time after which any private sale or other intended disposition thereof is to be made.  Such requirement of reasonable notice shall be met if such notice is delivered to the address of Debtor set forth in this Security Agreement at least fifteen (15) calendar days before the time of the proposed sale or disposition.  Any such sale may take place from Debtor’s location or such other location as Secured Party may designate.  Debtor shall remain liable for any deficiency in payment of the Indebtedness after any such sale.

(d)           Nothing herein shall be construed as obligating Secured Party to take any of the foregoing actions at any time.

8.           LICENSE AGREEMENT OBLIGATIONS; LIABILITY FOR USES OF PATENT COLLATERAL.  Nothing in this Agreement shall relieve Debtor from any performance, in accordance with this Agreement, of any covenant, agreement or obligation of Debtor under any license agreement now or hereafter in effect licensing any part of the Collateral, or from any liability to any licensee or licensor under any such license agreement or to any other party, or shall impose any liability on Secured Party for any act or omission of Debtor in connection with any such license agreement.  Debtor shall be liable for any and all uses or misuses of and the practice, manufacture, sales (or other transfers or dispositions) of any of the Collateral by Debtor and its Affiliates.  Debtor shall also be exclusively liable for any claim, suit, loss, damage, expense or liability arising out of or in connection with the fault, negligence, acts or omissions of Debtor (regardless of whether such fault, negligence, acts or omissions occurred or occur prior to or after such license termination).

9.           INDEMNIFICATION.  Debtor shall indemnify and hold harmless Secured Party from and against, and shall pay to Secured Party on demand, any and all claims, actions, suits, judgments, penalties, losses, damages, costs, disbursements, expenses, obligations or liabilities of any kind or nature (except those resulting from Secured Party’s action or inaction in the form of gross negligence or willful misconduct) arising in any way out of or in connection with the custody, preservation, use, practice, operation, sale, license (or other transfer or disposition) of the Collateral, any alleged infringement of the intellectual property rights of any third party, the production, marketing, provision, delivery and sale of the goods and services provided under or in connection with or using or practicing any of the ASNAP Patent, the Baxter Patents or the Collateral, the sale of, collection from or other realization upon any of the Collateral, the failure of Debtor to perform or observe any of the provisions hereof, or matters relating to any of the foregoing.  Debtor shall make no claim against Secured Party for or in connection with the exercise or enforcement by Secured Party of any right or remedy granted to it hereunder, or any action taken or omitted to be taken by Secured Party hereunder (except for the gross negligence or willful misconduct of Secured Party).

10.           NOTICES.  Any notices or other communications required or permitted under, or otherwise in connection with this Security Agreement, shall be in writing and shall be deemed to have been duly given (i) when delivered in person; (ii) upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day; (iii) three (three) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid; or (iv) on the next Business Day if transmitted by national overnight courier, in each case to the address set forth below or at such other address as such party may have previously specified by notice provided in accordance herewith:

If to Debtor, to:

Calypso Wireless, Inc.
2500 NW 79th Avenue, Suite 220
Miami, Florida 33122
Attention:
Facsimile No.

with a copy to:
Zimmerman, Axelrad, Meyer, Stern & Wise, P.C.
3040 Post Oak Boulevard, Suite 1300
Houston, Texas 77056-6560
Attn: Brian Zimmerman
Facsimile No. (713)963-0869

If to Secured Party, to:
Drago Daic
xx xxxx xxxxxxxx xxxxx
xxxxxx xxxxx xxxxxx
xxxxxxxxx xx xxxxxxxxxx

and to:

Jimmy Williamson, P.C.
4310 Yoakum Boulevard
Houston, Texas 77006
Facsimile No. (713)223-0001

with a copy to:

Boyar & Miller, P.C.
4265 San Felipe, Suite 1200
Houston, Texas 77027
Attention: Gary W. Miller
Facsimile No.: (713) 552-1758

11.           SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party and their successors and assigns.

12.           REASSIGNMENT.  At such time as Debtor shall completely satisfy all of the obligations secured hereunder, Secured Party shall execute and deliver to Debtor all deeds, assignments and other instruments as may be necessary or proper to revest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

13.           NO WAIVER.  No failure or delay on the part of Secured Party, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

14.           ATTORNEYS' FEES.  If any action relating to this Security Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.

15.           AMENDMENTS.  Except as otherwise provided herein, this Security Agreement may be amended only by a written instrument signed by both parties hereto.

16.           COUNTERPARTS.  This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such Security Agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Debtor and Secured Party.

17.           GOVERNING LAW; JURISDICTION; JURY WAIVER.  This Security Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of law. Debtor and Lender consent to the exclusive jurisdiction of any state or federal court located in Harris County, Texas.

18.           SEVERABILITY.  In the event any term or provision of this Security Agreement shall for any reason be held to be invalid, illegal or unenforceable to any extent or in any respect, or otherwise determined to be of no effect, in any jurisdiction, such invalidity, illegality, unenforceability or determination shall affect only such term or provision, or part thereof, in only such jurisdiction.  The parties agree they will negotiate in good faith to replace any provision so held invalid, illegal or unenforceable, or so determined, with a valid, enforceable and effective provision which is as similar as possible in substance and effect to the provision which is invalid, illegal, unenforceable or of no effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year first above written.

DEBTOR:

CALYPSO WIRELESS, INC.

By:  /s/ Cheryl L. Dotson
Name: Cheryl L. Dotson
Title: CFO & Director

Date: April 4, 2008

SECURED PARTY:

/s/ Drago Daic
DRAGO DAIC

Date: April 2, 2008

JIMMY WILLIAMSON, P.C.

By: /s/ Jimmy Williamson
Jimmy Williamson, President

Date: April 8, 2008